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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported)    February 22, 1996
                                                    -------------------------



                         DELMARVA POWER & LIGHT COMPANY
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               (Exact Name of Registrant as Specified in Charter)





     Delaware and Virginia           I-1405                 51-0084283
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(State or Other Jurisdiction       (Commission           (IRS Employer
      of Incorporation)            File Number)          Identification No.)



800 King Street, P.O. Box 231, Wilmington, Delaware                19899
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     (Address of Principal Executive Offices)                    (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events
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	The following information updates matters related to Salem Units 1 and
2 previously reported under "Item 1--Business" of Part I of Delmarva Power & Light Company's (the Company) 1994 Annual Report on Form 10-K, "Item 5--
Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended March 31, 1995, "Item 5--Other Events" of the Company's
Current Report on Form 8-K dated June 14, 1995, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended June
30, 1995, "Item 5--Other Events" of the Company's Current Report on Form 8-K dated July 20, 1995, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended September 30, 1995, "Item 5--Other Events" of the Company's Current Report on Form 8-K dated October 20, 1995, and "Item 5--Other Events" of the Company's Current Report on Form 8-K dated December 15, 1995. The following is excerpted from information reported in the Annual Report on Form 10-K for the year ended December 31, 1995, by Public Service Electric and Gas Company (PSE&G), the operator of the facility referred to below.



                 *                     *                     *

              Salem Generating Station consists of two 1100 MW pressurized water nuclear reactors (PWR) located in southern New Jersey on the Delaware River. PSE&G owns 42.59% of the Salem units and operates them on behalf of itself and three other owners; PECO - 42.59%; Atlantic Electric Company - 7.41%; and Delmarva Power and Light Company - 7.41%. As of January 31, 1996, PSE&G's net book value for Salem is approximately $285 million for Salem 1, $250 million for Salem 2 and $93 million in common plant between the two units. Each Salem unit represents approximately 4% of PSE&G's installed electric generating capacity and approximately 2% of its total assets.

              Salem 1 and 2 have been out of service since May 16, 1995 and June 7, 1995, respectively. Since that time, PSE&G has been engaged in a thorough assessment of each unit to identify and complete the work necessary to achieve safe, sustained, reliable and economic operation. PSE&G has stated that it will keep each unit off line until it is satisfied that the unit is ready to return to service and to operate reliably over the long term and the NRC has agreed that the unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments of PSE&G.

             On December 11, 1995, PSE&G presented its restart plan for both units to NRC at a public meeting. On February 13, 1996, the NRC staff issued a letter to PSE&G indicating that it had concluded that PSE&G's overall restart plan, if implemented effectively, should adequately address the numerous Salem issues to support a safe plant restart, and describing further actions

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        the NRC will undertake to confirm that PSE&G's actions have resulted in the necessary performance improvements to support safe plant restart.

             As a part of PSE&G's comprehensive review, an extensive examination is being performed on the steam generators, which are large heat exchangers used to produce steam to drive the turbines. Within the industry, certain pressurized water nuclear units other than Salem have experienced cracking in a sufficient number of the steam generator tubes to require various modifications to these tubes and replacement of the steam generators in some cases. Until the current outage, regular periodic inspections of the steam generators for each Salem unit have resulted in repairs of a small number of tubes well within NRC limits. As a result of the experience of other utilities with cracking in steam generator tubes, in April 1995 the NRC issued a generic letter to all utilities with pressurized water reactors. This generic letter requested utilities with pressurized water reactors to conduct steam generator examinations with inspection devices capable of detecting evidence of degradation. Subsequently, PSE&G conducted steam generator inspections of the Salem units using the latest technology available, including a new, more sensitive, eddy current testing device.

             With respect to Salem 1, the most recent inspection of the steam generators is not complete, but partial results from eddy current inspections in February 1996 using this new technology show indications of degradation in a significant number of tubes. The inspections are continuing and PSE&G has decided to remove several tubes for laboratory examination to confirm the results of the inspections. Removal of the tubes should be completed in March and preliminary results of the state of the Salem 1 tubes from the subsequent laboratory examinations should be known in April. However, based on the results of inspections to date, PSE&G has concluded that the Salem 1 outage, which was expected to be completed in the second quarter of 1996, will be required to be extended for a substantial additional period to evaluate the state of the steam generators and to subsequently determine an appropriate course of action. Degradation of steam generators in PWRs has become of increasing concern for the nuclear industry. Nationally and internationally, utilities have undertaken actions to repair or replace steam generators. In the extreme, degradation of steam generators has contributed to the retirement of several American nuclear power reactors. After the Salem 1 tubes are fully examined, PSE&G will be able to evaluate its course of action in light of NRC and other industry requirements.

             The examination of the Salem 2 steam generators was completed in January 1996 using the same testing device as used in Salem 1. The results of the Salem 2 inspection are being reviewed again to confirm their results in light of the experience with Salem 1. Although this review has not yet been

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        completed, results to date appear to confirm that the condition of the Salem 2 steam generators is well within current repair limits at the present time. PSE&G will also remove tubes from the Salem 2 steam generators for laboratory analysis to further confirm the results of this testing.

             PSE&G had planned to return Salem 1 to service in the second quarter of 1996 and Salem 2 in the third quarter of 1996. As a result of the extent of the recently discovered degradation in the Salem 1 steam generators, PSE&G is focusing its efforts on the return of Salem 2 to service in the third quarter. The conduct of the additional steam generator inspections and testing on Salem 2 is not expected to adversely affect the timing of its restart. However, the timing of the restart is subject to completion of the requirements of the restart plan to the satisfaction of PSE&G and the NRC as well as to the normal uncertainties associated with such a substantial review and improvement of the systems of a large nuclear unit, so that no assurance can be given that the projected return date will be met.

             PSE&G's share of the additional operating and maintenance expenses associated with Salem restart activities in 1995 was $16 million, and capital was $1.9 million. PSE&G's share of total operating and maintenance expenses for both Salem units for the year was $111 million and capital costs were $50.8 million. For 1996, PSE&G does not presently expect its share of operating and maintenance expenses or capital costs for Salem station to exceed 1995 amounts; however this could change as a result of the steam generator inspection results referred to above. The outage of a Salem unit causes PSE&G to incur replacement power costs of approximately $4 to $6 million per month. Such amounts vary, however, depending on the availability of other generation, the cost of purchased energy and other factors, including modifications to maintenance schedules of other units.

                *                      *                      *

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                                   SIGNATURE



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Delmarva Power & Light Company
                                               ------------------------------
                                                         (Registrant)



Date:   February 22, 1996                        /s/  Barbara S. Graham
                                                -----------------------------
                                                      Barbara S. Graham
                                                      Senior Vice President,
                                                      Treasurer and
                                                      Chief Financial Officer

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